UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2017

AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)

One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)	19106 (Zip code)

(267) 317-9139

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On April 4, 2017, AgroFresh Solutions, Inc. (the “Company”) entered into an agreement (the “Amendment Agreement”) with The Dow Chemical Company (“TDCC”), Rohm and Haas Company (“R&H”), Boulevard Acquisition Sponsor, LLC (the “Sponsor”), AgroFresh Inc., a wholly-owned subsidiary of the Company (“AgroFresh”), Avenue Capital Management II, L.P. (“Avenue”) and, solely as to certain sections of the Amendment Agreement, Joel Citron, Darren Thompson and Robert J. Campbell (collectively, the “Founding Holders”), Marc Lasry and Stephen Trevor. Pursuant to the Amendment Agreement and certain related agreements entered into on the same date (as described below), among other things, the Company and TDCC agreed to modify certain obligations of the Company pursuant to (i) the Stock Purchase Agreement, dated April 30, 2015 (the “Purchase Agreement”), between the Company and TDCC, and (ii) the Tax Receivables Agreement, dated July 31, 2015 (the “Tax Receivables Agreement”), among the Company, TDCC, R&H and AgroFresh, and (iii) the Warrant Purchase Agreement, dated July 31, 2015 (the “Warrant Purchase Agreement”), among the Company, TDCC, R&H and the Sponsor. Each of Mr. Campbell, Mr. Lasry and Mr. Trevor is a member of the Company’s board of directors (the “Board”), and each of TDCC and the Sponsor is a significant stockholder of the Company.

Amendment Agreement

Pursuant to the Amendment Agreement, the Company agreed to pay TDCC, in full satisfaction of the Company’s obligations with respect to (i) the working capital adjustment under the Purchase Agreement, (ii) certain transfer and value added tax reimbursement obligations under the Purchase Agreement, and (iii) the amount payable to TDCC pursuant to the Tax Receivables Agreement on account of the 2015 tax year, the aggregate amount of $20 million, of which $10 million was paid on April 4, 2017 and the remaining $10 million is payable on or before January 31, 2018.

Also pursuant to the Amendment Agreement, each of Avenue and TDCC agreed to make available to the Company a credit facility, providing for loans of up to $50 million each, for use to complete one or more potential acquisitions prior to December 31, 2019, in each case subject to approval by both Avenue and TDCC. Any such loans would be provided on such terms as may be mutually agreed upon by Avenue and Dow, and would be subject to compliance by the Company with the terms of its senior credit facility and any other outstanding debt documents.

The Amendment Agreement also includes waivers by the Company and the other parties thereto to any existing restrictions on transfer of the Company’s securities to the extent necessary to permit (i) the Sponsor to transfer to R&H 3,000,000 of the warrants to purchase shares of the Company’s common stock held by the Sponsor, which transfer occurred on April 4, 2017 pursuant to the terms of the Amendment Agreement, and (ii) the Sponsor to distribute or otherwise transfer to any member of the Sponsor any shares of the Company’s common stock, or warrants to purchase such shares, held by the Sponsor (subject to any such transferee agreeing to be bound by any applicable agreements restricting the transfer of such securities). The Amendment Agreement also contains mutual releases and provisions regarding non-disparagement and indemnification.

A copy of the Amendment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Amendment Agreement is qualified in its entirety by reference thereto.

First Amendment to Tax Receivables Agreement

On April 4, 2017, the Company, TDCC, R&H and AgroFresh entered into a First Amendment to the Tax Receivables Agreement (the “TRA Amendment”). The TRA Amendment reduces, from 85% to 50%, the percentage that the Company is required to pay annually to TDCC pursuant to the Tax Receivables Agreement of the amount of the tax savings, if any, in U.S. Federal, state and local income tax or franchise tax that the Company actually realizes as a result of the increase in tax basis of the AgroFresh assets resulting from a Section 338(h)(10) election that the Company and TDCC made in connection with the transactions contemplated by the Purchase Agreement. The amendment to the Tax Receivables Agreement is effective for all applicable tax years ending after December 31, 2015. Other than the foregoing, the TRA Amendment Agreement does not modify the terms of the Tax Receivables Agreement.

A copy of the TRA Amendment is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the TRA Amendment is qualified in its entirety by reference thereto.

Stock Buyback Agreement

On April 4, 2017, the Company and TDCC entered into a letter agreement (the “Stock Buyback Agreement”), pursuant to which TDCC agreed to use it reasonable best efforts to purchase up to 5,070,358 shares of the Company’s common stock in the open market (representing approximately 10% of the total number of shares of the Company’s common stock currently outstanding). Such purchases would be effected by means of one or more plans or programs designed to comply with Rules 10b5-1 and 10b-18 of the Securities Exchange Act of 1934, as amended (the “Rule 10b5-1 Plans”), over a period of up to 18 months commencing on the date on which a Rule 10b5-1 Plan is adopted, and would be subject to all of the terms, conditions and limitations contained in any 10b5-1 Plan adopted by TDCC. The timing and amount of any share purchases by TDCC will depend on the terms and conditions contained in any Rule 10b5-1 Plan adopted by TDCC, the market price of the Company’s common stock and trading volumes, and no assurance can be given that any particular amount of shares will be purchased by TDCC.

A copy of the Stock Buyback Agreement is filed with this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference, and the foregoing description of the Stock Buyback Agreement is qualified in its entirety by reference thereto.

Termination of Warrant Purchase Agreement

On April 4, 2017, the Company, TDCC, R&H and the Sponsor entered into a letter agreement (the “WPA Termination Agreement”), pursuant to which the Warrant Purchase Agreement was terminated effective immediately. Also pursuant to the WPA Termination Agreement, the parties agreed that the Sponsor, in good faith consultation with TDCC, will work with the corporate governance and nominating committee of the Board to identify and recommend to the Board a qualified individual to fill the vacancy on the Board that will exist immediately following the completion of the Company’s 2017 annual meeting of stockholders, which individual must qualify as an independent director under the listing standards of the NASDAQ Stock Market.

A copy of the WPA Termination Agreement is filed with this Current Report on Form 8-K as Exhibit 10.4 and is incorporated herein by reference, and the foregoing description of the WPA Termination Agreement is qualified in its entirety by reference thereto.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure contained in Item 1.01 above under the heading “Termination of Warrant Purchase Agreement” is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above under the heading “Amendment Agreement” is incorporated into this Item 2.03 by reference.

Item 8.01 Other Events.

On April 5, 2017, the Company issued a press release regarding the matters described in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1
Agreement, dated April 4, 2017, among the registrant, The Dow Chemical Company, Rohm and Haas Company, Boulevard Acquisition Sponsor, LLC, AgroFresh Inc., Avenue Capital Management II, L.P. and, solely as to certain sections thereof, Joel Citron, Darren Thompson, Robert J. Campbell, Marc Lasry and Stephen Trevor.

10.2	First Amendment to Tax Receivables Agreement, dated April 4, 2017, among the registrant, The Dow Chemical Company, Rohm and Haas Company and AgroFresh Inc.
10.3	Letter Agreement, dated April 4, 2017, between the registrant and The Dow Chemical Company.
10.4	Letter Agreement, dated April 4, 2017, among the registrant, The Dow Chemical Company, Rohm and Haas Company and Boulevard Acquisition Sponsor, LLC.
99.1	Press Release issued by the Company on April 5, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: April 6, 2017

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1
Agreement, dated April 4, 2017, among the registrant, The Dow Chemical Company, Rohm and Haas Company, Boulevard Acquisition Sponsor, LLC, AgroFresh Inc., Avenue Capital Management II, L.P. and, solely as to certain sections thereof, Joel Citron, Darren Thompson, Robert J. Campbell, Marc Lasry and Stephen Trevor.

10.2	First Amendment to Tax Receivables Agreement, dated April 4, 2017, among the registrant, The Dow Chemical Company, Rohm and Haas Company and AgroFresh Inc.
10.3	Letter Agreement, dated April 4, 2017, between the registrant and The Dow Chemical Company.
10.4	Letter Agreement, dated April 4, 2017, among the registrant, The Dow Chemical Company, Rohm and Haas Company and Boulevard Acquisition Sponsor, LLC.
99.1	Press Release issued by the Company on April 5, 2017.